UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 9, 2024, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”) increased the number of directors serving on the Board from seven to nine and appointed Michael J. (“Mike”) Inserra and Lizabeth H. Zlatkus as members of the Board to fill the resulting vacancies and serve until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”).

Mr. Inserra and Ms. Zlatkus were each appointed to serve on the Audit Committee. In addition, Mr. Inserra was appointed to serve on the Investment Committee, and Ms. Zlatkus was appointed to serve on the Finance and Risk Committee.

After considering all the relevant facts and circumstances, the Board determined that Mr. Inserra and Ms. Zlatkus each qualify as an independent director under the applicable listing standards of The Nasdaq Stock Market LLC and as an “audit committee financial expert” under the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”). There are no arrangements or understandings between either of Mr. Inserra or Ms. Zlatkus and any other persons pursuant to which they were selected as a director. There are no transactions in which Mr. Inserra or Ms. Zlatkus has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Inserra has served as a director of Brighthouse Life Insurance Company of NY, an indirect wholly owned subsidiary of the Company, since 2021.

Both Mr. Inserra and Ms. Zlatkus will be compensated for their service as directors in accordance with the Company’s current compensation program for independent members of the Board. Such compensation program is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023 under “Board and Corporate Governance Practices — Director Compensation.”

A copy of the news release issued by the Company on April 9, 2024 announcing the appointment of Mr. Inserra and Ms. Zlatkus is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	News release of Brighthouse Financial, Inc., dated April 9, 2024, announcing the appointment of Mr. Inserra and Ms. Zlatkus as a directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
Name: Jacob M. Jenkelowitz
Title: Corporate Secretary

Date: April 9, 2024

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